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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of Earliest Event Reported): August 19, 1996


                         UNITED PETROLEUM CORPORATION
            (Exact name of Registrant as specified in its Charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                 0-25006                            13-3103494
         Commission File Number          I.R.S Employer Identification

                              4867 North Broadway
                              Knoxville, TN 37918

                   (Address of Principal Executive Offices)

                                615 - 688-0582
             (Registrant's Telephone number, including area code)



Item 5. Other Events.

                  On April 17, 1996 the Board of Directors of United Petroleum Corporation (the "Company") passed resolutions which authorized the Company to issue $5,000,000 of Convertible
Debentures (or a greater amount if there was a sufficient interest) for a consideration equal to 75% of the face value of the Debentures. The Debentures were to have a maturity of two years and bear interest at the rate of approximately 7% per annum. The Debentures were to be convertible into common stock of the Company.

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The conversion price is the lesser of the average market price of the Company's stock, as reported by NASDAQ, for the five trading days preceding the record date for the principal or interest payment or Four ($4.00) Dollars per share.

                  Between May 8, 1996 and July 1, 1996, the Company sold $7,099,999.66 face amount of Debentures to five purchasers for a net price, after commissions of $4,650,500.

                  The aforementioned facts were reported by the Company in a Form 8K filing on July 16, 1996.

                  Thereafter through October 8, 1996, the Company sold additional Debentures in the face amount of $20,400,000 to six purchasers including two of the earlier purchasers for a net price, after commissions, of $13,268,850.

                  The Debentures were sold to foreign investors pursuant to Regulation S of the Rules and Regulations of the Securities and Exchange Commission.

                  The Company intended to use the proceeds (1) to finance oil and gas drilling operations in its Jackson-United Petroleum subsidiary; (2) to expand the number of full service auto care centers and convenience stores operated by the Company's subsidiary, Calibur Enterprises, Inc.; and (3) for working capital and other corporate purposes.

                  On or about June 27, 1996, the Company engaged TAJ Global Equities ("TAJ") to act as the Company's underwriter for a planned $20,000,000 offering of the Company's common stock which was to take place during the third quarter of 1996. In connection

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therewith, TAJ was paid an underwriting fee of $100,000.

                  In connection with the offering and sale of the Debentures, TAJ and Strategic Holdings, Inc. ("Strategic") acted as consultants to the Company.

                  During the period from July 1, 1996 to October 31,1996, 2,361,319 shares were issued to six of the purchasers of Debentures who exercised their conversion rights. The Debentures were converted at share prices ranging from $2.40 to $4.00 per share.

                  Each of the Subscription Agreements executed by purchasers of Debentures required that the purchasers refrain from short sales of the Company's common stock, prior to conversion.


                  Despite this requirement, certain Debenture holders sold short substantial quantities of the Company's shares prior to conversion of their Debentures resulting in a sharp drop in the price of the Company's shares.

                  On July 11, 1996, the Board of Directors of the Company authorized the purchase in the open market of up to One Million
(1,000,000) shares of the Company's common stock. This action was taken in view of the fact that the unauthorized short selling by Debenture holders had caused the price of the Company's shares to drop from approximately $5.50 per share to approximately $2.00 per share.

                  During the period from July 16, 1996 to August 9, 1996, the Company wired funds to TAJ Global in the amount of $850,000 for use in the repurchase of the Company's shares.

                  The Company received confirmations during July, 1996 of

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the purchase for its account of 117,000 shares at a cost of
$303,083. Thereafter, TAJ orally advised the Company that it had cancelled those trades. TAJ failed, however, to provide the Company with confirmations of the cancellation of those trades. The Company believes that those trades were cancelled and on statements received thereafter from TAJ the Company has no position in its stock.

                  In August, 1996, the Company forwarded the sum of $857,997 to TAJ in accordance with its request, in the belief that those funds were to be used for the purchase of shares by the Company. The Company recently learned that the shares purchased with those funds were acquired by TAJ in its trading account.

                  Short selling by Debenture holders who planned to convert their shares continued throughout August and September, 1996 and TAJ, as market maker, purchased shares in its trading account at an increasing rate - approximately 1,259,843 shares, in August and 1,940,187 shares in September, 1996. TAJ did not consult with the Company when making these purchases and did not advise the Company of these purchases until long afterward. Some of the shares were resold by TAJ to its customers, and some were transferred to an account at TAJ in the name of Strategic Holdings ("Strategic").
Strategic has advised the Company that it never authorized those purchases but that they had been accomplished by TAJ by the use of a power of attorney which Strategic had given to TAJ. In any event, neither TAJ nor Strategic were able to pay for most of the securities purchased and they requested that the Company lend them

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sufficient funds to cover the cost of the purchases promising to return those funds upon resale of the shares. Thereafter, the Company received numerous frantic telephone calls from Strategic, TAJ and National Financial Service Corporation ("National"), TAJ's clearing broker, requesting it to advance the funds necessary to pay for the shares which had been purchased by TAJ and sold to Strategic. National advised that unless it was paid, it would liquidate the entire position which would have had a devastating effect on the price of the Company's stock with resultant substantial losses to the Company's shareholders. In response to those calls, the Company during the period August 19, 1996 to October 21, 1996, advanced the additional sums of $7,382,703 to Strategic and $1,617,959 to TAJ.

                  There are presently 2,184,407 shares of the Company's stock in the account of Strategic at TAJ and Strategic has executed a promissory note and a loan agreement with the Company agreeing to repay the sum of $10,776,600 and to refrain from transferring or hypothecating those shares until the note is paid.

                  It is the opinion of counsel to the Company that, in view of the large percentage of shares owned by Strategic, it is an affiliate, and the shares presently held by Strategic cannot be sold, except in accordance with the limitations imposed by Rule 144 of the Rules and Regulations of the Securities and Exchange
Commission. The Company has notified Strategic, TAJ and the
Company's transfer agent of this opinion. It is the intention of the Company to prepare a Registration Statement, Form S-3, covering

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the shares being held by Strategic and to restrict the transfer of those shares until such Registration Statement has become effective. Upon the sale of those shares, the Company anticipates that its loan to Strategic will be repaid.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be authorized on its behalf by the undersigned duly authorized.

Dated: November 14, 1996

                             United Petroleum Corporation

                             By: /s/  L. Douglas Keene, Jr.,
                                 ---------------------------
                             L. Douglas Keene, Jr., Executive Vice President


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